                                                                     Exhibit 3.5
State of New York    } ss:
Department of State  }

I hereby certify that the annexed copy has been compared with the original document filed by the Department of State and that the same is a true copy of said original.

     Witness my hand and seal of the Department of State on NOVEMBER 25, 2002


                                        /s/ Illegible
                                        ----------------------------------------
                                        Secretary of State


DOS-200 (Rev. 03/02)


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                         Certificate of Incorporation of

                      AMERICAN SPEED EQUIPMENT SUPPLY CORP.

                under Section 402 of the Business Corporation Law

IT IS HEREBY CERTIFIED THAT:

     (1) The name of the proposed corporation is AMERICAN SPEED EQUIPMENT SUPPLY CORP.

     (2) The purpose or purposes for which this corporation is formed, are as follows, to wit:

          To engage in any mercantile or trading business of any kind or character whatever, within or without the State of New York, buy and sell, as broker or agent or on its own account, at wholesale and retail, import and export, acquire, own, exchange, barter, transfer, contract, lease, encumber, prepare for market, package, distribute, ship, install, service, repair, alter, conduct, operate, and more particularly but without limiting the generality of the foregoing, to carry on in all its branches and to generally deal in all kinds of automotive parts and appliances; automotive accessories and all types of other items usually handled in connection with such automotive parts business. This corporation is organized in accordance with
          Section 1244 of the Internal Revenue Code.


     The corporation, in furtherance of its corporate purposes above set forth, shall have all of the powers enumerated in Section 202 of the Business Corporation Law, subject to any limitations provided in the Business Corporation Law or any other statute of the State of New York.

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     (3)  The office of the corporation is to be located in the Town of
          Huntington, County of Suffolk, State of New York.

     (4) The aggregate number of shares which the corporation shall have the authority to issue is Two Hundred (200) shares of no par value.

          The capital of the corporation shall be at least equal to the sum of the aggregate par value of all issued shares having par value, plus the aggregate amount of consideration received by the corporation as for the issuance of shares without par value, plus such amounts as, from time to time, by resolution of the Board of Directors, may be transferred thereto.

     (5) The Secretary of State is designated as agent of the corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is

          38 Third Avenue,
          Huntington Station, N.Y. 11746


     The undersigned incorporator, or each of them if there are more than one, is of the age of twenty-one years or over.

     IN WITNESS WHEREOF, this certificate has been subscribed this 20 day of December 1967 by the undersigned who affirm(s) that the statements made herein are true under the penalties of perjury.

WALTER A. LAHMANN, JR.                  /s/ Walter A. Lahmann, Jr.
------------------------------------    ----------------------------------------
     Type name of incorporator                          Signature

38 Third Ave., Huntington Station, N.Y.  11746
----------------------------------------------
                    Address


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                          Certificate of Incorporation

                                       of

                      AMERICAN SPEED EQUIPMENT SUPPLY CORP.

                under Section 402 of the Business Corporation Law


                                        Filed By:


                                        SANDERS & SOLOMON
                                        Office and Post Office Address
                                        1949 New York Avenue
                                        Huntington Station, N.Y. 11746
                                        Tel. 516 HA 7-3900